                                                               Filed pursuant to
                                                                  Rule 424(b)(3)
                                                          Registration Statement
                                                                 No.:  333-89593



Prospectus Supplement No. 5, dated May 8, 2000
(To the Prospectus dated January 14, 2000)


                            VIRTUAL COMMUNITIES, INC


                      1,911,863 shares of Common Stock and
    981,266 shares of Common Stock issuable upon exercise of certain warrants

                        1,794,335 shares of common stock

  500,000 Units consisting of one share of common stock and one class B warrant

                         500,000 shares of Common stock

             120,000 Units consisting of one share of common stock,
                   one class A warrant and one class B warrant

              120,000 Units consisting of one share of common stock
                             and one class B warrant

                         240,000 shares of Common stock




On May 5, 2000 Virtual Communities, Inc. (the "Company") filed a Registration Statement on Form SB-2. This Registration Statement covers the registration of up to an aggregate of 2,893,129 shares of restricted common stock of the Company. Such shares are being registered on behalf of purchasers of securities in private placements of the Company during the period from December 13, 1999 through April 19, 2000. Such shares to be registered are constituted of 1,911,863 shares of common stock and up to 981,266 shares of common stock issuable by the Company upon the exercise of outstanding warrants.

The Company's securities registered in the May 5, 2000, Registration Statement are being offered in addition to the securities registered in the Company Prospectus dated January 14, 2000.